Exhibit 99.1

For more information:

Joe Zanco, President and CEO

(337) 948-3033

For Immediate Release

Release Date: November 25, 2024

Catalyst Bancorp, Inc. Announces New Share Repurchase Plan

Opelousas, Louisiana – Catalyst Bancorp, Inc. (Nasdaq: “CLST”) (the “Company”), the parent company for Catalyst Bank (the “Bank”) (www.catalystbank.com), announced today that the Board of Directors approved the Company’s fifth share repurchase plan.

“It has been over three years since we embarked on our public company journey. We’ve set ambitious goals to transform ourselves into a consistently strong performing community bank. High among those goals is focusing our mission on serving as catalysts to help local businesses grow – because when they do, they create jobs in our communities. We rebranded as Catalyst Bank to reinforce our commitment,” said Joe Zanco, President and Chief Executive Officer of the Company and Bank.

“We have expanded our branch network into the business center of our region, adding locations in Carencro and Lafayette, Louisiana. Although we increased our branch count by two, or 50%, we have held our employee count steady by focusing on enhancing efficiency throughout the Company.

“We have upgraded our systems and now offer some of the very best in banking technology. The systems upgrade reduces non-interest expense over $200,000 annually and also facilitates additional efficiency gains.

“Our collective efforts have resulted in meaningful customer growth, especially in 2024.  In fact, loan growth through the third quarter was a record $21 million.  As a result of organic customer growth and greater efficiency, our core profitability continues to improve.

“Not everything has gone according to plan since our IPO. At the outset of our journey, we believed there might be opportunities to acquire one or more banks during the first three years following our IPO, which would have allowed us to expand our footprint and enhance profitability more rapidly. Unfortunately, the right opportunities have not presented themselves to date.  However, we still have the capital and management depth and expertise to take advantage of desirable opportunities should they present themselves in the near future.

“Today, we announced our fifth share repurchase plan (the “November 2024 Repurchase Plan”).  Under the November 2024 Repurchase Plan, the Company may purchase up to 215,000 shares, or approximately 5%, of the Company's outstanding common stock. Since the announcement of our first share repurchase plan in January 2023 and through November 22, 2024, the Company has repurchased a total of 972,916 shares of its common stock, or approximately 18% of the common shares originally issued, at an average cost per share of $11.93.

“As we enter the new year, know that we are focused on serving our customers tremendously well, deepening the skills of our employees and enhancing our profitability and shareholder value.  What we’ve achieved since our IPO is the result of the efforts of our dynamic team.  Our commitment to growing and further improving our company is stronger than ever.”

About Catalyst Bancorp, Inc.

Catalyst Bancorp, Inc. (Nasdaq: CLST) is a Louisiana corporation and registered bank holding company for Catalyst Bank, its wholly-owned subsidiary, with $280.6 million in assets at September 30, 2024. Catalyst Bank, formerly St. Landry Homestead Federal Savings Bank, has been in operation in the Acadiana region of south-central Louisiana for over 100 years. With a focus on fueling business and improving lives throughout the region, Catalyst Bank offers commercial and retail banking products through our six full-service branches located in Carencro, Eunice, Lafayette, Opelousas, and Port Barre. To learn more about Catalyst Bancorp and Catalyst Bank, visit www.catalystbank.com, or the website of the Securities and Exchange Commission, www.sec.gov.

Forward-looking Statements

This news release reflects industry conditions, Company performance and financial results and contains “forward-looking statements,’ which may include forecasts of our financial results and condition, expectations for our operations and businesses, and our assumptions for those forecasts and expectations. Do not place undue reliance on forward-looking statements. These forward-looking statements are subject to a number of risk factors and uncertainties which could cause the Company’s actual results and experience to differ materially from the anticipated results and expectation expressed in such forward-looking statements.

Factors that could cause our actual results to differ materially from our forward-looking statements are described under “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Supervision and Regulation” in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023, and in other documents subsequently filed by the Company with the Securities and Exchange Commission, available at the SEC’s website and the Company’s website, each of which are referenced above. To the extent that statements in this news release relate to future plans, objectives, financial results or performance by the Company, these statements are deemed to be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are generally identified by use of words such as “may,” “believe,” “expect,” “anticipate,” “intend,” “will,” “should,” “plan,” “estimate,” “predict,” “continue” and “potential” or the negative of these terms or other comparable terminology.

Forward-looking statements represent management’s beliefs, based upon information available at the time the statements are made, with regard to the matters addressed; they are not guarantees of future performance. Forward-looking statements are subject to numerous assumptions, risks and uncertainties that change over time and could cause actual results or financial condition to differ materially from those expressed in or implied by such statements. All information is as of the date of this news release. Except to the extent required by applicable law or regulation, the Company undertakes no obligation to revise or update publicly any forward-looking statement for any reason.